Morrill & Associates, LLC

Certified Public Accountants

563 West 500 South, Suite 425

Bountiful, Utah 84010

801-546-9068 Phone; 801-546-8211 Fax

April 19, 2011

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

Ladies and Gentlemen,

We have read the statements about our firm included under Item 4.01 “Changes in Registrant’s Certifying Accountant” in the Form 8-K dated April 13, 2011 of Pacific WebWorks, Inc. and are in agreement with the statements contained therein as they pertain to our firm.

Sincerely,

/s/ Morrill & Associates

Morrill & Associates